Exhibit 23.4
March 5, 2010
China Lodging Group, Limited
5th Floor, Block 57, No. 461 Hongcao Road
Xuhui District
Shanghai 200233
People’s Republic of China
Ladies and Gentlemen,
We consent to the reference to our firm under the headings “Enforceability of Civil Liabilities,” “Regulation,” and “Legal Matters” in the prospectus included in China Lodging Group, Limited’s registration statement on Form F-1, which is filed with the Securities and Exchange Commission on March 5, 2010 under the U.S. Securities Act of 1933, as amended.
Yours faithfully,
Jun He Law Offices
/s/ Jun He Law Offices
Beijing Head Office
China Resources Building
20th Floor
Beijing 100005
P.R. China
Tel.: (86-10) 8519-1300
Fax: (86-10) 8519-1350
E-mail: junhebj@junhe.com
Shanghai Office
Shanghai Kerry Centre
32nd Floor
1515 West Nanjing Road
Shanghai 200040
P.R. China
Tel.: (86-21) 5298-5488
Fax: (86-21) 5298-5492
E-mail: junhesh@junhe.com
Shenzhen Office
Shenzhen Development
Bank Tower Suite 20-C
5047 East Shennan Road
Shenzhen 518001
P.R. China
Tel.: (86-755) 2587-0765
Fax: (86-755) 2587-0780
E-mail: junhesz@junhe.com
Dalian Office
Chinabank Plaza
Room F, 16th Floor
No. 17 Renmin Road
Dalian 116001
P.R. China
Tel.: (86-411) 8250-7578
Fax: (86-411) 8250-7579
E-mail: junhedl@junhe.com
Haikou Office
Nanyang Building
Suite 1107
Haikou 570105
P.R. China
Tel.: (86-898) 6851-2544
Fax: (86-898) 6851-3514
E-mail: junhehn@junhe.com
New York Office
36W, 44th Street,
Suite 914 New York,
NY10036, U.S.A.
Tel.: (1-212) 703-8702
Fax: (1-212) 703-8720
E-mail: junheny@junhe.com
Hong Kong Office
Suite 2208,
22nd Floor, Jardine House
1 Connaught Place, Central
Hong Kong
Tel.: (852) 2167-0000
Fax: (852) 2167-0050
E-mail: junhehk@junhe.com